UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Notice of Change of Date for Final Fairness Hearing for the Derivative Actions

As previously reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, as well as on Form 8-K filed with the Securities and Exchange Commission on February 3, 2016, on October 16, 2015, solely to avoid the costs, risks, and uncertainties inherent in litigation, Notis Global, Inc. (p/k/a Medbox, Inc.) (the “Company”) and the individual defendants entered into a Stipulation and Agreement of Settlement (the “Stipulation”) in the following previously disclosed stockholder derivative lawsuits: (1) Mike Jones v. Guy Marsala, et al., in the U.S. District Court for Central District of California; (2) Jennifer Scheffer v. P. Vincent Mehdizadeh, et al., in the Eighth Judicial District Court of Nevada; (3) Kimberly Y. Freeman v. Pejman Vincent Mehdizadeh, et al., in the Eighth Judicial District Court of Nevada; (4) Tyler Gray v. Pejman Vincent Mehdizadeh, et al., in the U.S. District Court for the District of Nevada; (5) Robert J. Calabrese v. Ned L. Siegel, et al., in the U.S. District Court for the District of Nevada; (6) Patricia des Groseilliers v. Pejman Vincent Mehdizadeh, et al., in the U.S. District Court for the District of Nevada; (7) Michael A. Glinter v. Pejman Vincent Mehdizadeh, et al., in the Superior Court of the State of California for the County of Los Angeles (collectively, the “Derivative Actions”) brought against certain current and former officers and directors (as previously disclosed). The settlement is dependent upon final approval by the United States District Court for the Central District of California (the “Court”).

The Stipulation was filed with the Court on December 18, 2015. On February 3, 2016, the Court issued an Order Preliminarily approving the settlement of the Derivative Actions and providing for Notice (“Preliminary Order”).

On April 22, 2016, the Court issued an Order granting shareholder Richard Merritts’ (“Merritts”) Motion to Intervene in the lawsuit titled Mike Jones v. Guy Marsala, et al., in order to conduct limited discovery. The Order granting the Motion to Intervene also continued the final fairness hearing, previously scheduled for May 16, 2016, at 1:30 p.m., to August 15, 2016, at 1:30 p.m.

On August 2, 2016, the Court issued another Order granting Merritts’ and the Company’s Ex Parte Application for Continuance of Hearing Date for Final Fairness Hearing and continued the final fairness hearing, previously scheduled for August 15, 2016, at 1:30 p.m., to September 22, 2016, at 1:30 p.m. The Court also ordered that opening briefs and supporting documents in support of final approval of the settlement shall be filed on or before August 15, 2016, that all objections of Notis Global shareholders to the settlement shall be filed on or before August 29, 2016, and that all reply papers in support of the settlement and responses to shareholder objections shall be filed on or before September 12, 2016.

On August 19, 2016, the Court issued another Order granting Merritts’ and the Company’s Ex Parte Application for Continuance of Hearing Date for Final Fairness Hearing and continued the final fairness hearing, previously scheduled for September 22, 2016, at 1:30 p.m., to October 17, 2016, at 1:30 p.m. The Court also ordered that opening briefs and supporting documents in support of final approval of the settlement shall be filed on or before September 9, 2016, that all objections of Notis Global shareholders to the settlement shall be filed on or before October 7, 2016, and that all reply papers in support of the settlement and responses to shareholder objections shall be filed on or before October 7, 2016, and that all depositions shall be completed on or before September 14, 2016.

The disclosure set forth herein provides notice to potential objectors of the change to the hearing date.

The Company will publish this disclosure through a link to this current report on Form 8-K on the Company’s website (www.notisglobal.com) on the page titled “Investors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: September 9, 2016	By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
	Title:	President and Chief Executive Officer